UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 4, 2016

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC, Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases pending in the Bankruptcy Court concerning the Bankruptcy Filing are referred to in this Current Report on Form 8-K as the “Chapter 11 Cases.” During the pendency of the Chapter 11 Cases, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Prior Form 8-K (as defined below).

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed by EFH Corp. and EFCH on June 2, 2016 (“Prior Form 8-K”) regarding the Debt Commitment Letter pursuant to which the Commitment Parties committed to provide secured financing to TCEH in the form of the DIP Roll Facilities. The Debt Commitment Letter, including the DIP Roll Facilities, was approved by an order of the Bankruptcy Court in June 2016 (the “Order”).

On August 4, 2016 (the “Closing Date”), TCEH entered into the DIP Roll Facilities, which consist of a senior secured, super-priority credit agreement by and among EFCH, TCEH, TCEH’s subsidiary guarantors named therein, the Commitment Parties, the other lenders party thereto from time to time, and Deutsche Bank AG, New York Branch, as administrative and collateral agent. The DIP Roll Facilities provide for up to $4.25 billion in financing consisting of (i) a $750 million senior secured, super-priority revolving credit facility (the “Revolving Credit Facility”), (ii) a $650 million senior secured, super-priority funded term loan letter of credit facility (the “Term Loan Letter of Credit Facility”) and (iii) a $2.85 billion senior secured, super-priority term loan (the “Term Loan B Facility”). The DIP Roll Facilities currently constitute a senior secured, super-priority debtor-in-possession facility and, upon the Conversion Date (as defined in the DIP Roll Facilities), will convert to a senior secured exit facility.

The net proceeds from the financing (excluding approximately $215 million in cash returned to TCEH from the letter of credit issuer under the TCEH DIP Credit Facilities (as defined below)) were approximately $3.3 billion. Approximately $2.65 billion of the net proceeds from the Term Loan B Facility were used to repay all amounts outstanding under the TCEH DIP Credit Facilities (as defined and described below under Item 1.02). The remaining net proceeds from the Term Loan B Facility will be used for general corporate purposes. All of the net proceeds from the Term Loan Letter of Credit Facility were used to fund collateral accounts that backstop the issuances of letters of credit. As of the Closing Date, there were no borrowings outstanding under the Revolving Credit Facility and approximately $585 million of letters of credit issued and outstanding under the Term Loan Letter of Credit Facility.

The principal amounts outstanding under the DIP Roll Facilities bear interest based on applicable LIBOR rates (subject to a LIBOR floor of 1%) or base rates plus applicable margins as set forth in the DIP Roll Facilities. The DIP Roll Facilities also provide for certain additional fees payable to the agents and lenders, as well as availability fees payable with respect to any unused portions of the available DIP Roll Facilities. The DIP Roll Facilities will mature on the applicable dates set forth in the DIP Roll Facilities.

The obligations under the DIP Roll Facilities are secured by a lien covering substantially all of TCEH’s and its restricted subsidiaries’ assets, rights and properties, subject to certain exceptions set forth in the DIP Roll Facilities. The DIP Roll Facilities provide for a carve-out (as described in the Order, the “RCT Carve-Out”) related to mining reclamation requirements that TCEH’s Luminant Mining subsidiary has with the Railroad Commission of Texas (the “RCT”), which among other things, oversees lignite mining activity in Texas. The RCT Carve-Out will be used by Luminant Mining to secure up to $975 million of its mining reclamation obligations with the RCT.

The DIP Roll Facilities also permit certain hedging agreements to be secured on a pari-passu basis with the DIP Roll Facilities in the event those hedging agreements meet certain criteria.

The DIP Roll Facilities provide for affirmative and negative covenants applicable to TCEH and its restricted subsidiaries, including affirmative covenants requiring TCEH to provide financial information, budgets and other information to the agents under the DIP Roll Facilities, and negative covenants restricting TCEH’s and its restricted subsidiaries’ ability to incur additional indebtedness, grant liens, dispose of assets, make investments, pay dividends or take certain other actions, in each case except as permitted in the DIP Roll Facilities. TCEH’s ability to borrow under the DIP Roll Facilities is subject to the satisfaction of certain customary conditions precedent.

The DIP Roll Facilities provide for certain customary events of default, including events of default resulting from non-payment of principal, interest or other amounts when due, material breaches of representations and warranties, material breaches of covenants in the DIP Roll Facilities or ancillary loan documents, cross-defaults under other agreements or instruments and the entry of material judgments against TCEH or its restricted subsidiaries. The DIP Roll Facilities also include, solely with respect to the Revolving Credit Facility and which is only applicable when the amount of loans under such facility exceed a specified threshold (as described in the DIP Roll Facilities), an event of default that may arise from TCEH’s failure to meet a financial leverage test. Upon the existence of an event of default, the DIP Roll Facilities provide that all principal, interest and other amounts due thereunder will become immediately due and payable, either automatically or at the election of specified lenders.

A copy of the DIP Roll Facilities is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the DIP Roll Facilities is qualified in its entirety by reference to the DIP Roll Facilities.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, concurrently with the closing of the DIP Roll Facilities described in Item 1.01 of this Current Report on Form 8-K, all amounts outstanding under the Senior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of May 5, 2014 among EFCH, TCEH, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent and collateral agent, the co-syndication agents parties thereto, the co-documentation agents parties thereto and the joint lead arrangers and joint bookrunners parties thereto, which was approved by the Bankruptcy Court in June 2014 (the “TCEH DIP Credit Facilities”), were repaid in full, and the TCEH DIP Credit Facilities were terminated. A description of the terms and conditions of the TCEH DIP Credit Facilities is included in footnote 12 to the financial statements included in the Annual Reports on Form 10-K of EFH Corp. and EFCH filed on March 1, 2016, which description is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of August 4, 2016, among EFCH, TCEH, the lending institutions from time to time parties thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Collateral Agent and Term Letter of Credit Issuer, and Deutsche Bank Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, UBS Securities LLC and Natixis, New York Branch, as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: August 5, 2016